EXHIBIT 4.1

______________________________________

AMENDMENT NO. 1
Dated as of August 21, 2006
to
POOLING AND SERVICING AGREEMENT
Dated as of March 1, 2006
among
ACE SECURITIES CORP.
Depositor
OCWEN LOAN SERVICING, LLC
Servicer
WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer and Securities Administrator
and
HSBC BANK USA, NATIONAL ASSOCIATION
Trustee
______________________________________

ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-SL2

ASSET BACKED PASS-THROUGH CERTIFICATES
______________________________________

THIS AMENDMENT NO. 1, dated as of August 21, 2006 (this “Amendment”), to the Pooling and Servicing Agreement, dated as of March 1, 2006 (the “Pooling and Servicing Agreement”), among ACE SECURITIES CORP., as depositor (the “Depositor”), OCWEN LOAN SERVICING, LLC, as servicer (the “Servicer”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) and HSBC BANK USA, NATIONAL ASSOCIATION (the “Trustee”).

WITNESSETH

WHEREAS, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, the Depositor desires to amend certain provisions of the Pooling and Servicing Agreement as set forth in this Amendment;

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, to supplement any provision contained therein upon the satisfaction of certain conditions set forth therein; and

WHEREAS, Section 12.01 of the Pooling and Servicing Agreement provides that the Pooling and Servicing Agreement may be amended from time to time with the consent of the Swap Provider.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2. The Amendments.

1. Section 5.01 of the Pooling and Servicing Agreement is hereby amended by reordering subparts (c), (d), (e), (f) and (g) as subparts (e), (f), (g), (h) and (i), respectively.

2. Section 5.01 of the Pooling and Servicing Agreement is hereby amended by inserting the following as subpart (c) and (d) thereof:

“(c) As described in Section 5.01(a)(3), (4), (5) and (6) above, Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from the Interest Remittance Amount, and to the extent of any such remaining amounts due, from the Principal Remittance Amount, prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Offered Certificates and shall be paid pursuant to clause seventh of Section 5.01(a)(6).”

“(d) On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

third, to the Class A Certificates, the Senior Interest Distribution Amount remaining undistributed after the distribution of the Interest Remittance Amount for such Distribution Date;

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Interest Remittance Amount and the Net Monthly Excess Cashflow for such Distribution Date; provided that distributions to the Class M-2 Certificates under this clause fourth will be made concurrently to the Class M-2A Certificates and Class M-2B Certificates on a pro rata basis based on the entitlement of each such class, distributions to the Class M-6 Certificates under this clause fourth will be made concurrently to the Class M-6A Certificates and Class M-6B Certificates on a pro rata basis based on the entitlement of each such class, and distributions to the Class M-9 Certificates under this clause fourth will be made concurrently to the Class M-9A Certificates and Class M-9B Certificates on a pro rata basis based on the entitlement of each such class;

fifth, to the Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cash Flow on deposit in the Reserve Fund; provided that distributions to the Class M-2 Certificates under this clause sixth will be made concurrently to the Class M-2A Certificates and Class M-2B Certificates on a pro rata basis based on the entitlement of each such class, distributions to the Class M-6 Certificates under this clause sixth will be made concurrently to the Class M-6A Certificates and Class M-6B Certificates on a pro rata basis based on the entitlement of each such class, and distributions to the Class M-9 Certificates under this clause sixth will be made concurrently to the Class M-9A Certificates and Class M-9B Certificates on a pro rata basis based on the entitlement of each such class;

seventh, to the holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to restore or maintain (but not build) the Required Overcollateralization Amount after taking into account distributions made pursuant to clause first of Section 5.01(a)(6) above;

eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to each such Class for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow for such Distribution Date; provided that distributions to the Class M-2 Certificates under this clause eighth will be made concurrently to the Class M-2A Certificates and Class M-2B Certificates on a pro rata basis based on the entitlement of each such class, distributions to the Class M-6 Certificates under this clause eighth will be made concurrently to the Class M-6A Certificates and Class M-6B Certificates on a pro rata basis based on the entitlement of each such class, and distributions to the Class M-9 Certificates under this clause eighth will be made concurrently to the Class M-9A Certificates and Class M-9B Certificates on a pro rata basis based on the entitlement of each such class;

ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and

tenth, to the Class CE-1 Certificates, any remaining amounts.”

SECTION 3. Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes. Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4. Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee.

SECTION 5. Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles other than Section 5-1401 of the New York General Obligations Law which shall govern) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 6. Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 7. Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 8. Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACE SECURITIES CORP.,
as Depositor

By: /s/ Evelyn Echevarria
Name: Evelyn Echevarria
Title: Vice President

By: /s/ Doris J. Hearn
Name: Doris J. Hearn
Title: Vice President

OCWEN LOAN SERVICING, LLC,
as Servicer

By: /s/ Richard Delgado
Name: Richard Delgado
Title: Authorized Representative

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Master Servicer and Securities Administrator

By: /s/ Kristen Ann Cronin
Name: Kristen Ann Cronin
Title: Vice President

HSBC BANK USA, NATIONAL ASSOCIATION,
as Trustee

By: /s/ Susie Moy
Name: Susie Moy
Title: Vice President

Consented to by:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Swap Provider

By: /s/ Steven Kessler
Name: Steven Kessler
Title: Director

By: /s/ Matthew Riba
Name: Matthew Riba
Title: Legal Counsel